UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e) Compensatory Arrangements of Certain Officers

On May 8, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Fortegra Financial Corporation (the "Company") took certain actions in relation to the compensation of Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer, John G. Short, Executive Vice President and President of Motor Clubs, Joseph R. McCaw, II, Executive Vice President and President of Payment Protection, and Alex Halikias, Executive Vice President and President of Consecta.

Pursuant to the Company's 2010 Omnibus Incentive Plan, the Compensation Committee approved future grants of options to Mr. Kahlbaugh to purchase 30,000 shares of the Company's common stock and to each of Messrs. Mascherin, Short, McCaw and Halikias to purchase 15,000 shares of the Company's common stock (collectively, the “Options”).  The Options will be granted to Messrs. Kahlbaugh, Mascherin, Short, McCaw and Halikias effective as of July 1, 2012, assuming the continued employment of the executive. The Options will be subject to the following vesting schedule: (a) one-third of the Options will vest when the Compensation Committee has determined that the Company has achieved an annual adjusted EBITDA target of $46 million as established by the Compensation Committee, and (b) the remainder of the Options will vest one-third annually on each of the two anniversaries of the Compensation Committee's determination that the annual EBITDA target was achieved. The exercise price of the Options will be equal to the closing price of the Company's common stock on June 30, 2012.

Pursuant to the Company's 2010 Omnibus Incentive Plan, the Compensation Committee approved future grants of shares of restricted stock of the Company (the “Shares”) to Messrs. Kahlbaugh and Mascherin in an amount of 15,000 Shares and 2,500 Shares, respectively. The Shares will be granted effective as of July 1, 2012, assuming the continued employment of the executive, and will vest in three equal installments on each of the three anniversaries of the grant date.

The Compensation Committee also approved an increase in Mr. Mascherin's annual salary to $300,000, effective as of July 1, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 9, 2012, the Company held its 2012 Annual Meeting of Stockholders (the "Meeting"). Represented at the Meeting were 19,239,463 shares, or 96.4%, of the Company's 19,961,813 shares of common stock outstanding and entitled to vote at the Meeting. The final voting results for the matters submitted to a vote of Stockholders at the Meeting are as follows:
Proposal 1. Election of Directors.
All of the nominees for director were elected to serve until the 2013 annual meeting and until their successors have been duly elected and qualified. The results of the election were as follows:

Nominee	For	Withheld	Broker Non-Votes
Richard S. Kahlbaugh	18,007,514	455,085	776,864
John Carroll	18,216,393	246,206	776,864
Francis M. Colalucci	18,444,498	18,101	776,864
Frank P. Filipps	18,171,096	291,503	776,864
J.J. Kardwell	18,226,845	235,754	776,864
Arun Maheshwari	18,171,096	291,503	776,864
Ted W. Rollins	18,038,355	424,244	776,864

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm.
The Board of Directors' selection of Johnson Lambert & Co., LLP as independent auditor for the Company, for the year ended December 31, 2012, was ratified by the stockholders. The vote on the ratification was as follows:

For	Against	Abstentions	Broker Non-Votes
19,237,674	1,789	—	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: May 14, 2012	By:	/s/ Christopher D. Romaine
	Name:	Christopher D. Romaine
	Title:	Senior Vice President, General Counsel and Secretary